UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 6, 2018

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5    Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 6, 2018, the Nominating and Corporate Governance Committee and the Board of Directors of The GEO Group, Inc. (the “Company”) in a joint meeting expanded the size of the Board of Directors from six to seven members (not including our Director Emeritus, Norman A. Carlson) and appointed Guido Van Hauwermeiren to the Board of Directors of the Company. Mr. Van Hauwermeiren will serve as a director of the Company for a term expiring at the 2019 Annual Meeting of Shareholders, at which time his continued Board of Directors service will be subject to renomination and shareholder approval. Mr. Van Hauwermeiren was also appointed to the following committees of the Board of Directors: the Audit and Finance Committee and the Corporate Planning Committee. The appointment of Mr. Van Hauwermeiren was not pursuant to any arrangement or understanding between him and any other person.

Mr. Van Hauwermeiren is currently the Head of Coverage and Investment Banking – Americas for Societe Generale after joining in 2014. Prior to joining Societe Generale, Mr. Van Hauwermeiren served as the Head of Internal Coverage of BNP Paribas from 2006 to 2014 and a member of the Executive Board of BNP Paribas CIB Paris. Mr. Van Hauwermeiren was Co-Head of Emerging Markets and a member of the International Retail Management Committee of BNP Paribas from 2007 to 2009 and Head of Eurasia – North Africa Region and a member of the Executive Committee at the Cetelem consumer finance division of BNP Paribas from 2006 to 2007. Previously, Mr. Van Hauwermeiren worked for Credit Lyonnais and Calyon Americas from 1992 to 2006 during which time he led coverage teams with responsibility for the United Kingdom, Ireland, Milan, Mexico and Central America, the Midwest/Chicago region of the United States, and Western Europe, Israel and South Africa. Prior to that time, Mr. Van Hauwermeiren worked for Banco Provincial Saica Saca in Venezuela from 1987 to 1991 as Head of Coverage for large multinationals. Mr. Van Hauwermeiren earned a Bachelor of Science degree in Economics at Spring Hill College in Mobile, Alabama and a Master of Business Administration from the Instituto de Estudios Superiores de Administracion (IESA) in Caracas, Venezuela. Mr. Van Hauwermeiren’s global investment banking experience will strengthen the Board’s collective knowledge, capabilities and experience.

Mr. Van Hauwermeiren will be compensated in accordance with the Company’s previously disclosed compensation programs for directors who are not officers as described in the Proxy Statement on Schedule 14A for the Company’s 2018 Annual Meeting of Shareholders.

There are no related party transactions between the Company and Mr. Van Hauwermeiren.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

Effective July 6, 2018, the Nominating and Corporate Governance Committee and the Board of Directors of the Company adopted a resolution at their joint meeting to increase the number of directors which constitute the whole Board of Directors of the Company. The resolution increased the number of current directors from six directors to seven directors. The effect of the resolution is an amendment to Article V, Section 1 of the Company’s Second Amended and Restated Bylaws.

The joint resolution of the Nominating and Corporate Governance Committee and the Board of Directors to amend the Company’s Second Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9    Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated Bylaws of The GEO Group, Inc., effective July 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

July 11, 2018	By:	/s/ Brian R. Evans
Date		Brian R. Evans Senior Vice President and Chief Financial Officer (Principal Financial Officer)